                                                                     Exhibit 1.2


                                                                       EXECUTION

                DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION
              DISTRIBUTION FINANCIAL SERVICES MARINE TRUST 1999-2

                            Asset Backed Securities

                                TERMS AGREEMENT
                                ---------------



                                                                    May 20, 1999



To: Deutsche Recreational Asset Funding Corporation, as Depositor under the Trust Agreement dated as of May 1, 1999 (the "Trust Agreement").

Re: Underwriting Agreement dated March 12, 1999 (the "Standard Terms," and together with this Terms Agreement, the "Agreement").

     Series Designation:  Series 1999-2.
     ------------------

     Terms of the Series 1999-2 Securities:  Distribution Financial Services
     -------------------------------------
Marine Trust 1999-2 Asset Backed Notes, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, and Class C Notes (the "Securities") will evidence beneficial ownership interest in a pool of Receivables having the characteristics described in the Prospectus Supplement dated the date hereof. Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, and Class C Notes (collectively, the "Offered Securities") are being sold pursuant to the terms hereof.

     Registration Statement:  File Number 333-56303.
     ----------------------

     Certificate Ratings:  It is a condition of Closing that at the Closing Date
     -------------------
the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-5 Securities be rated "AAA" by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P") and by Fitch IBCA, Inc. ("Fitch") and "Aaa" by Moody's Investors Service ("Moody's"); that the Class B Securities be rated "A" by S&P and by Fitch and "A2" by Moody's; and that the Class C Securities be rated "BBB" by S&P and by Fitch and "Baa3" by Moody's.

     Terms of Sale of Offered Securities:  The Depositor agrees to sell to
     -----------------------------------
Deutsche Bank Securities Inc., Chase Securities Inc. and Morgan Stanley & Co. Incorporated (the "Underwriters") and Deutsche Bank Securities Inc., Chase Securities Inc. and Morgan Stanley & Co. Incorporated each agree, severally and not jointly, to purchase from the Depositor the

Offered Securities in the principal amounts and prices set forth beneath their respective names on Schedule 1. The purchase price for each class of the Offered Securities shall be the applicable Purchase Price Percentage set forth in
Schedule 1 multiplied by the applicable principal amount.

     Cut-off Date:  May 1, 1999.
     ------------

     Closing Date:  10:00 A.M., New York time, on or about May 27, 1999.  On the
     ------------
Closing Date, the Depositor will deliver the Offered Securities to the Underwriters against payment therefor.

     Underwriter-Provided Information:  The Depositor and DFS each acknowledge
     --------------------------------
and agree that the information set forth in (i) the table immediately following the first paragraph under the caption "Underwriting" in the Prospectus Supplement dated May 20, 1999, (ii) the second and third paragraphs under such caption in such Prospectus Supplement and (iii) the table immediately following the third paragraph under such caption in such Prospectus Supplement, as such information relates to the Securities, constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement, the Prospectus or the Prospectus Supplement, and the Underwriters confirm that such statements are correct.

     Incorporation of the Standard Terms:  Each of the provisions of the
     -----------------------------------
Standard Terms is incorporated herein by reference in its entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein and each of the representations and warranties set forth therein shall be deemed to have been made on and as of the date of this Terms Agreement, and the Standard Terms and this Terms Agreement shall be construed as, together, one and the same agreement. Without limiting the foregoing, Sections 14 through 17 of the Standard Terms are incorporated herein by reference in their entirety.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Underwriters, Deutsche Recreational Asset Funding Corporation and Deutsche Financial Services Corporation.

                           Very truly yours,

                           DEUTSCHE BANK SECURITIES INC.

                           By: /s/ James Rothman
                               ----------------------------------
                               Name:  James Rothman
                               Title:  Vice President

                           By: /s/ David Bondy
                              ----------------------------------
                              Name:  David Bondy
                              Title:  Director

                           Acting on behalf of itself and as the Representative of the Underwriters named herein.

Accepted in New York, New York,
as of the date hereof:

DEUTSCHE RECREATIONAL ASSET FUNDING
CORPORATION

By:  /s/ Richard C. Goldman
   -------------------------------
   Name:  Richard C. Goldman
   Title:  Vice President

By:  /s/ Richard H. Schumacher
   -------------------------------
   Name: Richard H. Schumacher
   Title:  Vice President

DEUTSCHE FINANCIAL SERVICES CORPORATION

By:  /s/ Richard C. Goldman
   -------------------------------
   Name:  Richard C. Goldman
   Title:  Senior Vice President

By:  /s/ Richard H. Schumacher
   -------------------------------
   Name: Richard H. Schumacher
   Title:  Senior Vice President

                                   Schedule 1
                                   ----------


                                                                Approximate          Approximate            Approximate
                                                                   Amount               Amount          Amount Purchased by
                              Initial        Purchase           Purchased by         Purchased by             Morgan
                Interest     Principal         Price             Deutsche Bank     Chase Securities        Stanley & Co.
    Class         Rate       Amount (1)     Percentage          Securities Inc.          Inc.              Incorporated
   ------       --------  ---------------   -----------         ---------------    ---------------      -------------------
Class A-1        5.5000%  $211,098,000.00    99.848165%          $70,366,000.00    $70,366,000.00         $70,366,000.00
Class A-2        5.9800     55,567,000.00    99.794818            18,522,333.33     18,522,333.33          18,522,333.33
Class A-3        6.2000    108,129,000.00    99.738729            36,043,000.00     36,043,000.00          36,043,000.00
Class A-4        6.4800     66,207,000.00    99.678057            22,069,000.00     22,069,000.00          22,069,000.00
Class A-5        6.6656     53,999,000.00    99.650000            17,999,666.67     17,999,666.67          17,999,666.67
Class B          6.9300     33,000,000.00    99.521664            11,000,000.00     11,000,000.00          11,000,000.00
Class C          7.6100     22,000,000.00    99.337069             7,333,333.33      7,333,333.33           7,333,333.33
Total                     $550,000,000.00


(1)    Approximate.